Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-199658 and No. 333-191217 on Form S-8 of our report dated September 20, 2017, relating to the 2017 financial statements (before retrospective adjustments to the financial statements) of CCUR Holdings, Inc. and subsidiaries (formerly Concurrent Computer Corporation) (not presented herein) which report expresses an unqualified opinion appearing in this Annual Report on Form 10-K of CCUR Holdings, Inc. for the year ended June 30, 2018.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
September 7, 2018